Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 333-143585, 333-117318, 333-83308 and 333-103424) of RenaissanceRe Holdings Ltd.

(2)	Registration Statements (Form S-3 Nos. 333-143585-03 and 333-117318-01) of RenaissanceRe Capital Trust II.

(3)	Registration Statement (Form S-3 No. 333-143585-01) of Glencoe U.S. Holdings Inc.

(4)	Registration Statement (Form S-3 No. 333-143585-02) of RenaissanceRe Finance Inc.

(5)
Registration Statement (Form S-8 No. 333-06339) pertaining to the RenaissanceRe Holdings Ltd. Amended and Restated 1993 Stock Incentive Plan and the RenaissanceRe Holdings Ltd. Non-Employee Director Stock Plan.

(6)	Registration Statement (Form S-8 No. 333-119489) pertaining to the RenaissanceRe Holdings Ltd. 2004 Stock Option Incentive Plan.

(7)
Registration Statement (Form S-8 No. 333-90758) pertaining to the RenaissanceRe Holdings Ltd. Amended and Restated Non-Employee Director Stock Plan and the RenaissanceRe Holdings Ltd. 2001 Stock Incentive Plan.

(8)
Registration Statement (Form S-8 No. 333-68282) pertaining to the RenaissanceRe Holdings Ltd. Second Amended and Restated 1993 Stock Incentive Plan and the RenaissanceRe Holdings Ltd. 2001 Stock Incentive Plan.

(9)
Registration Statement (Form S-8 No. 333-61015) pertaining to the RenaissanceRe Holdings Amended and Restated Non-Employee Director Stock Plan and the Nobel Insurance Limited Incentive Stock Option Plan.

(10)
Registration Statement (Form S-3 No. 333-167485) pertaining to Common Shares, Preference Shares, Depositary Shares, Debt Securities, Warrants to Purchase Common Shares, Warrants to Purchase Preference Shares, Warrants to Purchase Debt Securities, Share Purchase Contracts and Share Purchase Units of RenaissanceRe Holdings Ltd., Debt Securities of Renaissance Finance, Inc., and RenRe North America Holdings Inc. and Preferred Securities of RenaissanceRe Capital Trust II.

(11)	Registration Statement (Form S-8 No. 333-167394) pertaining to the RenaissanceRe Holdings Ltd. 2010 Employee Stock Purchase Plan and the 2010 Performance-Based Equity Incentive Plan.
of our reports dated February 23, 2012, with respect to the consolidated financial statements and schedules of RenaissanceRe Holdings Ltd. and the effectiveness of internal control over financial reporting of RenaissanceRe Holdings Ltd. included in this Annual Report (Form 10-K) of RenaissanceRe Holdings Ltd. for the year ended December 31, 2011.

/s/ Ernst & Young Ltd.

Hamilton, Bermuda
February 23, 2012